EXHIBIT 10.22

                             SECURED LOAN AGREEMENT

     THIS SECURED LOAN AGREEMENT ("Loan Agreement") is made and entered into effective as of the 11th day of May 2006 (the "Effective Date"), by and between DynaSig Corporation, an Arizona corporation, with a place of business at 1711 W. Greentree Dr., Suite 116, Tempe, AZ 85284 ("Maker") and Richard C. Kim, an individual, with an address of 1334 E. Chandler Blvd., Ste 5 PMB D-45, Phoenix, AZ 85048 ("Lender").

                                    RECITALS

     A. Maker desires to obtain working capital funding in anticipation of additional equity funding.

     B. Maker is a wholly owned subsidiary of Dynamic Biometric Systems, Inc. which in accordance with certain of the Loan and Security Documents, as defined below, has agreed to guarantee the Secured Promissory Notes issued under this Loan Agreement and pledge its assets to support such guarantee ("Guarantor" as defined below).

     C. Lender may be willing to provide the additional financing needed by Maker up to the Maximum Loan Amount, as defined below, on a secured basis, pursuant to the terms and conditions of this Loan Agreement.

     D. As a necessary precondition for Lender to enter into this Loan Agreement, the Maker must execute this Loan Agreement and other agreements as specified below as the "Loan and Security Documents," as defined below, including an agreement granting security interests in favor of the Lender in all personal property and select other property owned by Maker or the Guarantor.

                                   AGREEMENTS

In consideration of the above recitals, the following representations, warranties, covenants and conditions, and other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

                                    ARTICLE I
                                    ---------
                                   DEFINITIONS

     Unless otherwise defined, the capitalized terms throughout this Loan Agreement and in any of the Loan and Security Documents have the specified meanings in the Article.

1.1 "Additional Sums" means all fees, additional interest, charges, points, loan origination fees, goods, things in action or any other sums or things of value, including any compensating balance requirements or other contractual obligations.

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1.2     "Arizona Courts" means the Superior Court of Maricopa County, State of
Arizona, or any successor to said court, and the United States District Court for the District of Arizona, or any successor to said court.

1.3 "Authorized Option Pool" means incentive or non-statutory options either issued at the Effective Date of this Loan Agreement or agreed by the Parties to be set aside for future issuance under the Guarantor's Qualified Stock Option Plan.

1.4 "Collateral" means any and all property pledged under the Loan and Security Documents which shall serve as security for all Secured Promissory Notes or Other Lender Liabilities.

1.5 "Common Stock" means the common stock, $.001 par value per share, of the Issuer.

1.6 "Conversion Price" means that the price of the Securities established herein, and as may be adjusted form time to time in accordance with the Loan Agreement or the documents authorizing the Securities, as such price is used to determine the number of units of Securities to be issued to a Note Holder upon conversion of any Secured Promissory Note or any accrued interest there under.

1.7 "Default Rate" means the annual interest rate to be applied to the principal balance of Secured Promissory Notes that are in default. Such rate shall be eight percent (8%) above the Stated Rate.

1.8     "Equipment" means that term as defined in the Security Agreement.

1.9 "Excluded Warrants" means those certain Series A through F warrants of the Issuer originally distributed under the Visitalk.com, Inc. Reorganization Plan.

1.10 "Excluded Securities" means (i) a firmly underwritten stock offering with proceeds exceeding $10,000,000; or (ii) the issuance of shares of Common Stock upon the exercise of the Excluded Warrants; or (iii) shares issued from the Authorized Option Pool.

1.11 "Final Maturity Date" means October 30, 2006 unless extended in a written agreement between the Lender and, if applicable, any Note Holders and the Maker.

1.12 "Funding Date" means the day funds are advanced and the date a Secured Promissory Note is dated.

1.13     "Lender" means Richard C. Kim, an individual.

1.14     "General Intangibles" means that term as defined in the Security
Agreement.

1.15 "GAAP" means generally accepted accounting principals consistently applied.

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1.16     "Guarantor" means Dynamic Biometric Systems, Inc., a Nevada corporation, with the same address as Maker and Guarantor's signature on this Loan Agreement acknowledges all the terms hereunder.

1.17     "Inventory" means that term as defined in the Security Agreement.

1.18 "Issuer" means Dynamic Biometric Systems, Inc., a Nevada corporation, with the same address as Maker.

1.19     "Loan Agreement" means this Loan Agreement.

1.20 "Loan and Security Documents" means some or all of the following documents as may be executed pursuant to this Loan Agreement and, if executed, attached as Exhibits hereto:

     (a)     Security Agreement;
     (b)     Secured Promissory Note(s);
     (c)     UCC filing(s):
     (d)     Guarantee(s);
     (e)     Stock Pledge Agreement(s) and stock powers;
     (f)     Life Insurance Pledge and assignment agreements;
     (g) Any warrants or common stock equivalent agreements or rights regarding such securities; and
     (h) any other documents executed between the parties or any information supplied to the Lender.

     1.21 "Maker" means DynaSig Corporation, an Arizona corporation which is a wholly owned subsidiary of Guarantor.

1.22 "Maximum Loan Amount" means the maximum aggregate amount of the Secured Promissory Notes issued under this Loan Agreement, excluding any accrued interest. Such amount shall not be greater than $100,000.

1.23 "Note Holders" means Lender or subsequent assignee of any Secured Promissory Note.

1.24 "Note Maturity Date(s)" means be the date of the Secured Promissory Note(s) but in no event shall such date be beyond October 30, 2006.

1.25 "Other Lender Liabilities" means any and all advances made by the Lender or any of Lender's affiliates to the Maker or to the Guarantor under any other agreements with such parties.

1.26     "Party or Parties" means Lender and Maker.

1.27     "Receivables" means that term as defined in the Security Agreement.

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1.28     "Secured Assets" means and includes but is not limited to Receivables,
Inventory, Equipment and any other personal or other property pledged under the Loan and Security Documents.

1.29 "Secured Promissory Note(s)" means the Secured Promissory Notes in the form of Exhibit A attached and made part hereto.

1.30 "Securities" means shares of the Series A Preferred stock of the Issuer initially priced at $1.00 per share but subject to adjustment hereunder. Such Securities are convertible into Common Stock in accordance with the terms of the Certificate of Designation filed by the Issuer with the state of Nevada and attached hereto as Exhibit B.

1.31 "Stated Rate" means the per annum interest rate that the parties mutually agree for each Secured Promissory Note.

                                   ARTICLE II
                                   ----------
              REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

     Maker represents, warrants, and covenants that:

     2.1 The Maker has been duly incorporated and organized and is existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in those jurisdictions where the conduct of its business or the ownership of its properties requires qualification. The Maker has the power and authority to (a) own the Collateral; (b) to enter into and perform this Loan Agreement; and (c) to enter into and perform any other document or instrument delivered in connection herewith including all of the Loan and Security Documents.

     2.2 The Maker has good title to the Collateral and is the legal and beneficial owner thereof. The Maker warrants and will, at its own expense, defend Lender's security interest in and to the Collateral against the claims of any other person. The Maker has not otherwise assigned, transferred or granted a security interest in any of the Collateral or any other right or interest therein and has not executed any other instrument, and is not subject to any restriction, which might prevent or limit Lender from enjoying the benefits of this Loan Agreement.

     2.3 The Maker will not further assign, transfer or grant or suffer to exist a security interest in the Collateral or any other right, encumbrance, charge or other interest therein, except to Lender or an affiliate thereof or in connection with a transaction as a result of which all the Secured Promissory Notes, the interest thereon and any other amounts and Other Lender Liabilities are repaid in full and this Loan Agreement terminated.

     2.4 This Loan Agreement has been duly authorized, executed and delivered, constitutes the valid and binding obligation of Maker and is enforceable in accordance with its terms.

     2.5     The Maker will promptly (but not later than three days after
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receipt thereof) deliver to Lender copies of all written notices received with respect to the Collateral.

     2.6 The Maker shall execute, acknowledge, deliver, record and file such further instruments and do such further acts (including delivery of financing statements) as Lender in its sole and absolute judgment deems necessary, desirable or proper to carry out the purposes of this Loan Agreement and to create any of the security interests created hereby and subject any property intended to be covered hereby.

     2.7 The Maker shall insure for loss or damage all the Secured Assets to the extent of their replacement cost and list the Lender as a loss payee on any policy.

     2.8 The Maker will obtain a key man life insurance policy for at least the period until the Final Maturity Date and pledge and assign the proceeds of such policy to the Lender.

     2.9 No event has occurred (including, specifically, Maker's execution, delivery of and performance under this Loan Agreement) which will violate, constitute (with notice and/or lapse of time) a default under, or result in the imposition of any lien or other encumbrance upon, the Collateral pursuant to the terms of (a) any judgment, decree, order, statute, ordinance, or regulation applicable to Maker or any of the Collateral or (b) any other contract or agreement to which Maker is a party or by which its assets are bound.

     2.10 The Maker is fully familiar with all the terms and conditions of this Loan Agreement.

     2.11 The Maker has not changed its name or the location of its chief place of business or chief executive office disclosed herein as Maker's Address or the location of its records with respect to Receivables, the location of any Inventory or returns of Inventory, the location of the Equipment, or the location of any records and documents regarding the General Intangibles or the location of any other Collateral.

     2.12 The Maker will permit Lender, through its authorized attorneys, accountants and representatives, access to all of its business premises and offices to inspect and examine the Collateral and the books, accounts, records, ledgers and assets of every kind and description of Maker with respect thereto at all reasonable times.

     2.13 The Maker has not filed and has not had filed against it a petition for relief under Title 11 of the United States Bankruptcy Code.

     2.14 The Maker has paid and is current on all payroll taxes and all other taxes or assessments levied and assessed or imposed upon its property or income as well as all claims which, if unpaid, might by law become a lien or charge upon its property or income.

     2.15 The Maker will furnish to Lender a consolidated and consolidating profit and loss statements and statements of shareholders' equity of the Maker and any subsidiaries, all in conformance with GAAP, for each year of Maker's operations and for each month that this Loan Agreement is in force and a consolidated balance sheet for the Maker and any subsidiaries, all in
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conformance with GAAP, as of the last day of each fiscal year of its operations and as of the last day of each month that this Loan Agreement is in force. All such financial statements and balance sheets shall be properly footnoted to the satisfaction of Lender and each such financial statement shall be certified as being true and correct by the Chief Accounting Officer and Chief Executive Officer of Maker. Maker shall furnish monthly statements, including the last month of each year, within 15 days of the end of the month and annual statements within 45 days of the end of the year.

     2.16 The Maker will furnish to Lender such additional financial statements and such data and information concerning the financial condition of Maker as may reasonably be requested by Lender, including but not limited to a detailed monthly listing of Inventory, accounts payable, a detailed check and deposit register and Receivables.

                                   ARTICLE III
                                   -----------
                             MAXIMUM AMOUNT OF NOTES

     Until further notice, and on the condition that Maker not be in default with respect to any of the terms of this Loan Agreement, or with respect to any outstanding Secured Promissory Note evidencing any advance made under this Loan Agreement, Lender, in its sole discretion, may advance amounts to Maker up to the Maximum Loan Amount specified by this Loan Agreement.

                                   ARTICLE IV
                                   ----------
                                 TERMS OF NOTES

     The Maker may, from time to time, request Lender to loan or advance amounts to Maker and Lender may make such loan or advance using a Secured Promissory Notes up to the Maximum Loan Amount of this Loan Agreement, specifically provided that Maker has complied with all parts of Article Five below. Lender may waive any of the conditions in Article Five in its sole discretion. Lender is not required, but may decide at its discretion, to make such loan or advance to Maker. In the event that Lender elects to make such loan or advance, at the time of each such borrowing Maker shall execute and deliver to Lender a new Secured Promissory Note payable to Lender in order to evidence each such new loan or advance. Each Secured Promissory Note shall be in the form of Exhibit A
                                                                       ---------
hereto, with blanks suitably filled, shall be dated on the Funding Date and shall mature on or before the Note Maturity Date. Such note may be extended as provided below. All amounts advanced or loaned by Lender hereunder and under each Secured Promissory Note shall bear interest from the Funding Date until paid at the Stated Rate, however, in the event that applicable law may limit the amount of interest that may be charged under this Loan Agreement and the Secured Promissory Notes, the Stated Rate shall be at the highest rate allowed by applicable law. All amounts are payable in lawful money of the United States. Interest under each Secured Promissory Note shall accrue at the Stated Rate beginning on the Funding Date. Interest shall be due on the first of each month after the Secured Promissory Note is issued and the failure to pay such interest when due shall be an event of default as defined in Article IX without the requirement of notice. All unpaid principal, interest and other amounts payable in connection with the Secured Promissory Notes shall be due and payable on the Note Maturity Date but in no event after the Final Maturity Date.

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                                    ARTICLE V
                                    ---------
                            TERMINATION OF AGREEMENT

     This Loan Agreement, each of the Loan and Security Documents and each of the other related agreements, documents and instruments executed or entered into in connection herewith or therewith, and the rights and obligations of each of the parties hereunder and thereunder shall terminate and be of no further force or effect, with the exception of any rights granted to Lender pursuant to the terms of any of the Loan and Security Documents pertaining to warrants or other rights, on the earlier of (a) the date that all amounts due and owing under this Loan Agreement and/or each of the executed Secured Promissory Notes or any of the other Loan and Security Documents, including but limited to principal, interest, late charges, fees, costs or penalties have been paid in full to Lender. Upon such termination, Lender shall (and Lender shall cause its nominees, other loan participants and any affiliates that have any rights under this Loan Agreement or any of the Loan and Security Documents to) execute, acknowledge, deliver, record and/or file any and documents, releases, termination of security interest statements and the like, execute, deliver, record and/or file such documents of reassignment, reconveyance and the like, and take any and all actions reasonably requested by Maker as may be necessary or advisable to release all security interests, liens, charges and the like on the assets of Maker, any securities of Maker or which otherwise arise under or with respect to this Loan Agreement, the Loan and Security Documents or any such related agreements, documents or instruments.

                                   ARTICLE VI
                                   ----------
                        CONDITIONS FOR LOANS AND ADVANCES
                               AND USE OF PROCEEDS

     It is specifically understood and agreed that not only does the Lender have total and sole discretion in making and loans or advances under this Loan Agreement but that Lender will only make loans and advance funds to Maker if Maker satisfies the following conditions and meets the following benchmarks:

     6.1 The Maker is not in default under the terms and conditions of this Loan Agreement or any of the other Loan and Security Documents.

     6.2 No condition exists which, but for the giving of notice or the lapse of time or both, would constitute a default under the terms and conditions of this Loan Agreement or any of the other Loan and Security Documents as defined above.

     6.3 The Maker has not filed and has not had filed against it a petition for relief under Title 11 of the United States Bankruptcy Code.

     6.4 The Maker utilized all funds from prior advances or loans made by Lender in the manner presented to Lender at the time of the request for an advance.

     6.5 The Maker has furnished to Lender any and all financial statements, data and other financial and operating information requested by the Lender, all properly certified as being true and correct by the Chief Accounting Officer and the Chief Executive Officer.
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     6.6     The Maker has paid and is current on all payroll taxes and is current on all other taxes or assessments levied and assessed or imposed upon its property or income as well as all claims which, if unpaid, might by law become a lien or charge upon its property or income.

     6.7 The Maker has permitted Lender, through its authorized attorneys, accountants and representatives, reasonable access to all of its business premises and offices to inspect and examine the Collateral and the books, accounts, records, ledgers and assets of every kind and description of Maker.

                                   ARTICLE VII
                                   -----------
                               SECURITY FOR LOANS

     All funds advanced or loaned to Maker by Lender, including all amounts evidenced by any and all Secured Promissory Notes or Other Lender Liabilities, are secured by the Collateral pursuant to the Loan and Security Documents. In the event of any inconsistency between the terms of this Loan Agreement, any Secured Promissory Note and any of the other Loan and Security Documents, the terms of this Loan Agreement shall control; however, this provision shall not be deemed to limit, abrogate, restrict or impair any provision in any one or more of the Loan and Security Documents which provides for more extensive or expansive obligations, requirements or restrictions by or upon Maker or more extensive or expansive rights or remedies of Lender, than are contained in this Loan Agreement.

                                  ARTICLE VIII
                                  ------------
                          CONVERSION AND EQUITY RIGHTS

     8.1 Voluntary Conversion. At any time prior to a Note Maturity Date, but not thereafter unless the Secured Promissory Notes are unpaid, Note Holder(s) shall have the right to convert the principal and outstanding interest on any of the Secured Promissory Notes into the Securities in accordance with the following sections of this Article VIII. Maker will give Lender the (10) business days notice of intent to pay the Secured Promissory Notes. In the event that Lender does not get such notice, the conversion rights hereunder continue for ten (10) business days after the Secured Promissory Notes are paid.

     8.2 Conversion Ratio. Upon conversion of the Secured Promissory Notes, Note Holders shall receive the number of Securities equal to the amount of each Secured Promissory Note outstanding, including any accrued and unpaid interest, the sum divided by the Conversion Price of the Securities as the same may be adjusted from time to time. Any fractional amount number of Securities which result from this calculation will be rounded up to the next whole number.

     8.3 Mechanics of Conversion. Each Note Holder who converts a Secured Promissory Note into Securities shall surrender such Secured Promissory Note along with a conversion request. Thereupon, the Issuer shall promptly issue and deliver by overnight delivery to such Note Holder a certificate or certificates for the number of Securities to which such Note Holder is entitled in accordance with the Conversion Price then in effect. Upon the surrender of any Secured
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Promissory Note, the Note Holder may elect through its conversion notice to have any unpaid interest paid in cash within 5 days of surrender of such Secured Promissory Note.

     8.4 Anti-Dilution Adjustments if Securities are other than Common Stock. If the Securities are not Common Stock but convertible into Common Stock, any conversion price into common stock and attendant anti-dilution protection is specified in the documents creating such Securities.

     (A) Adjustment rights. In the event the Guarantor at any time or from time to time prior to the exercise of the conversion rights of all the Secured Promissory Notes makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in capital stock of the Issuer other than shares of Common Stock or Common Stock Equivalents, then and in each such event provision shall be made so that the Note Holders shall receive upon exercise of their conversion rights, in addition to the number of Securities, shares of Common Stock receivable thereupon, the amount of securities which such Holders would have received had they exercised their conversion rights prior to such effective record date.

     (B) Notices of Adjustment. Whenever the number of shares of Common Stock or the Conversion Price is adjusted as herein provided, the Issuer shall prepare and deliver forthwith to the Note Holders a certificate signed by (i) its Chief Executive Officer or President; and (ii) any Vice President, Treasurer or Secretary. Such certificate shall set forth the adjusted number of Common Shares purchasable upon the conversion of the Securities and the Conversion Price of such Securities after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     (C) Cash Dividends. No adjustment in respect of any cash dividends paid shall be made while the Secured Promissory Notes are outstanding. However, the Note Holder's shall receive a written notice of such declaration of such dividend payable at least 20 days prior to the Record Date. The Note Holders have the right to elect to convert before the Record Date and thereby receive such Cash Dividend.

     (D) Preservation of Purchase Rights in Certain Transactions. In case of any reclassification, capital reorganization or other change of outstanding shares of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Issuer with or into another corporation (other than merger with a subsidiary in which the Issuer is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon the conversion of the Securities) or in the case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Issuer as an entirety or substantially as an entirety, the Issuer shall, as a condition precedent to such transaction, cause such successor or purchasing corporation, as the case may be, to execute an agreement granting all Note Holders the right thereafter to convert the Secured Promissory Notes into the kind and amount of shares, and other securities and property which the Note Holder would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had the
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conversion right been exercised immediately prior to such action.  Such agreement shall provide for adjustments in respect of such shares of stock, and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Issuer other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Article. The provisions of this Article shall similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyances.

8.5     Right of First Refusal

     (A) Rights. Excluding the Excluded Securities, each Note Holder shall be given the right to purchase such Note Holder's pro rata portion of any equity securities offered by the Issuer other than Common Stock shares issued in a merger or in connection with obtaining a lease line, line of credit or a similar financing transaction) on the same terms and conditions as the Issuer offers such securities to other potential investors. The pro rata portion to which each Note Holder is entitled shall be calculated based upon such Note Holder's percentage of ownership of the Issuer's outstanding Common Stock assuming conversion of all outstanding convertible securities and of the Secured Promissory Note(s) of such note Holder. In the event the Issuer voluntarily reduces the Exercise Price of any of the Excluded Securities, then, upon any exercise of such Excluded Securities, the Note Holder(s) shall have the right to acquire Common Shares at an identical price. Such Common Shares will not be registered unless provided for otherwise in the Loan and Security Documents.

     (B) Notice and Exercise of Rights. Holders shall receive written notice upon the actual issuance of the shares issued giving rise to the rights in this Article. Holders shall have 20 days after the date of such notice to notify the Issuer of their election to acquire the Note Holders' pro rata portion of any such equity securities and pay any required purchase amount.

                                   ARTICLE IX
                                   ----------
               EVENTS OF DEFAULT AND LENDER'S RIGHTS AND REMEDIES

9.1     EVENTS OF DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

     (A) the nonpayment of principal, interest or any other amount when due under this Loan Agreement or any of the Secured Promissory Notes;

     (B) the failure to perform any duty or obligation of Maker under this Loan Agreement or to pay any sum due or otherwise advanced under this Loan Agreement, any of the Secured Promissory Notes, any Loan and Security Document or any other default by Maker thereunder;

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     (C)     the adjudication of the Maker as a bankrupt or insolvent, or entry of any order appointing a receiver or trustee for the Maker or for all or any of their property, or the vote or the decision by the Maker's Board of Directors, shareholders or officers or the entry of an order approving a petition seeking relief for Maker or other similar relief under Title 11 of the United States Bankruptcy Code or other similar laws of the United States of America or any other competent jurisdiction, or the filing by or against Maker of a petition seeking any of the foregoing or consenting to any of the foregoing, or the filing of a petition to take advantage of any Maker's act, or making a general assignment for the benefit of creditors, or the admission in writing by Maker of its inability to pay its debts as they become due;

     (D) if the Lender determines that any material representation or warranty made by Maker to Lender in connection with or pursuant to this Loan Agreement was or is false in any material respect on the date as of which it was made or becomes false in any material respect;

     (E) if the Maker defaults in the performance or observance of any of the other Loan and Security Documents;

     (F) the failure of Maker to pay any taxes, including payroll taxes, when due to any governmental entity; or

     (G) the occurrence of any of the Events of Default as defined and set forth in the Loan and Security Documents or any of the Secured Promissory Notes.

9.2     UNDERTAKINGS IN THE EVENT OF DEFAULT.

     (A) Upon the occurrence of an Event of Default or if Maker otherwise fails to perform any of its duties, covenants, undertakings and responsibilities contained herein or in any of the other Loan and Security Documents, Lender shall provide to Maker a written Notice of Default at the address set forth herein and provide to Maker a period of seven (7) business days from the date of the Notice of Default to cure all defaults under this Loan Agreement and/or any of the other Loan and Security Documents. If any such defaults remain uncured as of the close of business on the seventh business day following the date of the Notice of Default: (i) the unpaid principal balance, and accrued unpaid interest and all other amounts due or otherwise advanced under this Loan Agreement, all of the Secured Promissory Notes and/or the Loan and Security Documents shall automatically without notice bear interest at the Default Rate, however, in the event that applicable law may limit the amount of interest that may be charged under this Loan Agreement and the Secured Promissory Notes, such Default Rate shall be at the highest rate allowed by applicable law, until the default has been cured, at which time interest shall again accrue at the Stated Rate; (ii) the whole sum of principal, accrued interest and all other amounts due under this Loan Agreement, the Secured Promissory Notes and/or the Loan and Security Documents may, at the option of the Lender, its nominee and any Note Holder of any of the Secured Promissory Notes, be declared due and payable, with interest thereon to accrue at the Default Rate from the date of the Event of Default until the Event of Default has been cured at which time interest shall again accrue at the Stated Rate; and (iii) the Lender may exercise any of the rights and remedies contained herein, in any of the Secured Promissory Notes, in the Security Agreement or in any of the other Loan and Security Documents.
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     (B)     The rights or remedies of Lender as provided in this Loan
Agreement, the Secured Promissory Notes and the Loan and Security Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together against Maker, any other funds, property or security held by Lender for payment hereof or otherwise at the sole, absolute and uncontrolled discretion of Lender. No single or partial exercise of any power hereunder or under any of the Loan and Security Documents securing this Loan Agreement and the Secured Promissory Notes or any guaranty shall preclude other or further exercise of such power or the exercise of any other right, remedy or power. The Lender, its nominee and/or the Note Holder of any of the Secured Promissory Notes shall at all times have the right to proceed against any portion of the security in such order and in such manner as the Note Holder may elect, without waiving any rights with respect to any other security. Neither (i) the acceptance by Lender, its nominee or the Note Holder of any of the Secured Promissory Notes of any payment in an amount less than payment in full of the amount due and payable at the time of such payment, nor (ii) any delay or omission on the part of the Note Holder or Lender hereof in exercising any right, remedy or power hereunder, shall operate as a waiver by the Note Holder or Lender of the right to exercise any right, remedy or power at the time or at any subsequent time, or nullify any prior exercise of a right, remedy or power.

     (C) Maker acknowledges and agrees that it is impractical and extremely difficult to fix in advance the actual damages incurred by Lender, its nominee and/or the Note Holder of any of the Secured Promissory Notes if the required payments are not made at Final Maturity Date, due to the fact that (i) interest rates and administrative costs fluctuate, (ii) it is impossible to predict how long a default will continue, and (iii) the economic cost of ascertaining actual damages in each instance of default would be excessive in relation to the actual damages sustained. Therefore, Maker agrees to pay to Lender, its nominee and/or the Note Holder of any of the Secured Promissory Notes a late charge equal to eight percent (8%) of the aggregate amount of principal plus interest due and owing at Loan Maturity on the date that is thirty days after Loan Maturity if all amounts due and owing to Lender, its nominee and/or any Note Holder of any Secured Promissory Note under this Loan Agreement and all of the Secured Promissory Notes are not paid in full at Loan Maturity. Maker further agrees to pay to Lender, its nominee and/or the Note Holder of any of the Secured Promissory Notes an additional late charge equal to five percent (5%) of the aggregate amount of principal plus interest due and owing at Loan Maturity on each successive thirtieth day following Loan Maturity if all amounts due and owing to Lender under this Loan Agreement and all of the Secured Promissory Notes are not paid in full prior to that date. Said late charges are intended as liquidated damages in lieu of actual damages and not as interest or as a penalty. Maker agrees that said late charge represents a fair and reasonable estimate of the average compensation for the actual economic loss sustained because of a default in payment. All late charges shall be due and payable, without further notice, on each successive thirty day anniversary of the Loan Maturity. Late charges are in addition to any interest charged at the Default Rate. However, in the event that applicable law may limit the amount of late charges or the aggregate amount of late charges plus interest that may be charged under this Loan Agreement and the Secured Promissory Notes, such late charges shall be at the highest rate allowed by applicable law.

     (D) Notwithstanding the foregoing, the Lender, its nominee and/or any Note Holder of any Secured Promissory Note shall not be obligated to accept any delinquent payment, nor shall acceptance of any delinquent payment or any late charges prejudice Lender's, its nominee's or any Note Holder's right to collect any other amounts under this Loan Agreement or any Secured Promissory Note, to declare a default under or to accelerate this Loan Agreement or any of the Secured Promissory Note in the event of any subsequent Event of Default or to exercise any other rights or remedies provided herein or by law. Acceptance of any delinquent payment without the applicable late charge shall not be deemed a waiver of the right to collect that or any subsequent late charge. Acceptance of late charge and/or default interest payments will be made "without prejudice" and with explicit reservation of all rights regardless of notification, intended in lieu of specific notification, being set out on a check or other instrument by which a payment may be tendered and regardless of what notations on Maker's part may accompany any tendered payment. Specifically this means that partial payment of amounts due and payable does not, and will not, accomplish a reinstatement of this Loan Agreement or any Secured Promissory Note, unless Maker and Lender have a specific written understanding to allow reinstatement on that basis. Such payments will simply reduce the accelerated balance owing.
Any such payment, if accepted, will be retained without prejudice to Maker's right to proceed.

     (E) All payments on this Loan Agreement and any of the Secured Promissory Notes shall be applied first to late charges and any costs, added charges or advances made by Lender, its nominee or any Note Holder of any of the Secured Promissory Notes under the terms of any of the Loan and Security Documents, then to discharge all interest including Default Interest due on the unpaid principal balance hereof, and the remainder shall be applied to the reduction of the principal balance and any Other Lender Liabilities.

     (F) Maker (i) waives all applicable exemption rights, whether under the state constitution, homestead laws or otherwise, (ii) waives diligence, presentment, protest and demand and also notice of protest of demand, of nonpayment, of dishonor and of maturity and also recourse to suretyship defenses generally, marshaling of assets, laches, estoppel and equitable defenses generally, and (iii) waives offset rights against the debt evidenced by this Loan Agreement, the Loan and Security Documents and any Secured Promissory Note(s).

     (G) Maker agrees to pay all costs of collection, including reasonable attorney's fees and all costs of suit, in the Event of Default hereunder.

                                    ARTICLE X
                                    ---------
                                  MISCELLANEOUS

     10.1 Amendment and Modification. This Loan Agreement and the Secured Promissory Notes may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought; provided, however, that this paragraph shall in no way be a limitation on the provisions of the consents and waivers set forth above.

10.2 Severability, Enforceability And Construction. Each provision of this Loan Agreement is intended to be severable. Maker and Lender further intend and believe that each provision in this Loan Agreement and each of the Secured

Promissory Notes complies with all applicable local, state and federal laws and court decisions. However, if any provision or provisions in this Loan Agreement or any of the Secured Promissory Notes is or are found by a court of law to be in violation of an applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion or provision(s) of this Loan Agreement or any Secured Promissory Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of Maker that such portion, provision(s) shall be given full force and effect to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Loan Agreement and such Secured Promissory Notes shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision(s) are not contained herein, and that the rights, obligations and interests of the Maker and the Note Holder or Lender hereof under the remainder of this Loan Agreement and such Secured Promissory Notes shall continue in full force and effect.

10.3 Additional Sums. Any Additional Sums paid by Maker to Lender, whether pursuant to this Loan Agreement, the Loan and Security Documents or any Secured Promissory Note or otherwise with respect to the indebtedness evidenced hereby, or with respect to the Security Agreement securing this Loan Agreement and the Secured Promissory Notes, or any other Security Document, which, under the law of the State of Arizona may be deemed to be interest with respect to such indebtedness, shall, for the purpose of any laws of the State of Arizona which may limit the maximum rate of interest to be charged with respect to such indebtedness, be payable by Maker as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and contracted for rate of interest shall be the sum of the Stated Rate or the Default Rate, as applicable, plus the rate of interest resulting from the Additional Sums being considered as interest. Maker understands and believes that all transactions contemplated under this Loan Agreement and any of the Loan and Security Documents comply with the usury laws of Arizona; however, if any interest or other charges are ever deemed to exceed the maximum amount permitted by law, then: (i) the amount of interest or charges payable hereunder by Maker shall be reduced to the maximum amount permitted by law; and (ii) any excess amount previously collected from Maker which exceeded the maximum amount permitted by law will be credited against the outstanding principal indebtedness. If the principal indebtedness has already been paid, the excess amount paid will be refunded to Maker. If this paragraph becomes operative, the total unpaid balance shall, at the option of Lender, become immediately due and payable and shall bear interest at a maximum rate then permitted by the applicable usury laws until all the then obligations of this Secured Promissory Note(s), as modified by this paragraph, are paid and performed in full. The acceleration provided in this paragraph may not be avoided by Maker and all parties liable to Lender on the Secured Promissory Note(s), waiving any and all usury claims and defenses they then have.

10.4     Time of the Essence.  Time is of the essence of this Loan Agreement.

10.5 Governing Law, Jurisdiction And Venue. The enforcement, performance, discharge, lack of performance and formation of this Loan Agreement shall be governed by, and construed and enforced in accordance with, the law of the State of Arizona, regardless of any applicable conflict-of-law rules to the contrary. Maker and Lender also hereby:

     (A) irrevocably submit to the jurisdiction of the Arizona Courts for purposes of any suit, action or other proceeding which relates to the transactions contemplated in this Loan Agreement or any of the Loan and Security Documents;

     (B) to the extent permitted by applicable law, waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that they are not personally subject to the jurisdiction of the Arizona Courts; that the suit, action or proceeding is brought in an inconvenient forum; that the venue of the suit, action or proceeding is improper; or that this Loan Agreement or any transaction provided for herein or any of the Loan and Security Documents may not be enforced in or by the Arizona Courts; and

     (C) agrees not to seek, and hereby waive, any collateral review by any other court, which may be called upon to enforce the judgment or any of the Arizona Courts, of the merits of any such suit, action or proceeding or the jurisdiction of said Arizona Court.

10.6 Additional actions. Each party hereto agrees to do all acts and things and to make, execute, and deliver such written instruments and documents as shall from time to time be reasonably required to carry out the terms and provisions of this Loan Agreement.

10.7 Construction. The parties hereto hereby acknowledge and agree that each party has participated in the drafting of this Amendment and that this Amendment has been, to the extent it was felt necessary, reviewed by the respective legal counsel for the parties hereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Amendment. No inference in favor of, or against, any party will be drawn from the fact that one party has drafted any portion hereof.

10.8 Advice of Counsel. Each Party hereby acknowledges that they are entitled to and have been afforded the opportunity to consult legal counsel of their choice regarding the terms and conditions and legal effects of this Amendment, as well as the advisability and propriety thereof. Each party hereby further acknowledges that having so consulted with legal counsel of their choosing or having chosen not to consult, hereby waives any right to such legal representation or effective representation and any right to raise or rely upon the lack of representation or effective representation in any future proceedings or in connection with any future claim.

10.9 Attorneys' fees. All attorneys' fees and costs of Lender related to the costs for the preparation of this Loan Agreement and any of the other Loan and Security Documents shall be paid by the Lender. However, in the event of any claim, controversy or dispute arising out of or relating to this Loan Agreement, or the breach thereof, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred in connection with any court proceeding set by a court sitting without a jury.

     10.10 Remedies Cumulative. The remedies of the parties hereto under this Loan Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

     10.11 Computation of Time. Whenever the last day for the exercise of any privilege or discharge of any duty hereunder shall fall upon Saturday, Sunday or any public or legal holiday, whether under federal or state law, the party having such privilege or duty shall have until 5:00 p.m. in the state where the Lender has its headquarters on the next succeeding regular business day to exercise such right or to discharge such duty.

     10.12 Authority. Any individual signing below on behalf of a corporation, partnership or other entity hereby personally represents that he or she has full authority to bind the party or parties on whose behalf he or she is signing.

     10.13 Entire Loan Agreement. This Loan Agreement, including the exhibits and schedules hereto, and the Loan and Security Documents contain the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, express or implied, oral or written, among the parties with respect to such subject matter. The express terms of this Loan Agreement shall control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Each of the exhibits and schedules hereto is incorporated herein by this reference and constitutes a part of this Loan Agreement.

     10.14 Terminology. All captions, headings or titles in the paragraphs or sections of this Loan Agreement are inserted for convenience of reference only and shall not constitute a part of this Loan Agreement or a limitation of the scope of the particular paragraph or section to which they apply. All personal pronouns used in this Loan Agreement, whether used in the masculine, feminine, or neuter gender, shall, where appropriate, include all other genders and the singular shall include the plural and vice versa.

     10.15 Notices. All communications or notices required or permitted to be given or served under this Loan Agreement shall be in writing and shall be deemed to have been duly given or made if: (a) delivered in person or by courier (e.g., Federal Express), (b) deposited in the United States mail, postage prepaid, for mailing by certified or registered mail, return receipt requested, or (c) sent by facsimile during regular business hours and addressed to the intended recipient at the address and/or the facsimile number set forth below such party's signature at the end of this Loan Agreement. All communications and notices shall be effective upon delivery in person or by courier, three (3) days after being deposited in the United States mail or two (2) business hours after being sent by facsimile. Any party may change their address and/or facsimile number by giving notice in writing, stating their new address and/or facsimile number, to all of the other parties in the foregoing manner.

     10.16 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns, legal representatives, executors, heirs and successors, provided, however, that no party hereto shall have the right to assign any right hereunder or delegate any obligation hereunder, in whole or in part, without the prior written consent of the other parties hereto, and any attempt to do so shall be void, except as provided herein. Lender or any Note Holders may assign, in whole or in part, without the express prior written consent of the Maker or the Issuer, any Secured Promissory Note. Neither the Maker nor the Issuer may assign their obligations hereunder without consent, except that this section is in no way intended to impede any merger or acquisition of either the Issuer or the Maker.

10.17 Counterparts. This Loan Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same agreement. This Loan Agreement shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

IN WITNESS WHEREOF, this Loan Agreement has been executed as of the date first written above.

LENDER                            MAKER
Richard C. Kim                    DynaSig Corporation


/s/  Richard C. Kim               /s/ Lanny R. Lang
                                  By:   Lanny R. Lang
                                  Its:   Secretary and Treasurer
                                  ------------------------------
1334 E. Chandler Blvd.            1711 W. Greentree Dr., Suite 116
Ste 5 PMB D-45                    Tempe, AZ  85284
Phoenix, AZ  85048                Fax number (480) 705-9611
Fax number (480) 705-9611
                                  GUARANTOR AND ISSUER
                                  Dynamic Biometric Systems, Inc.

                                  /s/ Lanny R. Lang
                                  By:  Lanny R. Lang
                                  Its:   Secretary and Treasurer
                                  ------------------------------

Exhibits

A     Form of Secured Promissory Note

B     Certificate of Designation of the Series A Preferred stock of Dynamic
Biometric Systems, Inc.

C     Loan and Security Documents as indexed
                                  Page 17 of 17